EXHIBIT 32.4

Written Statement of Principal Accounting Officer Furnished Pursuant to
18 U.S.C. Section 1350,
as Adopted by
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-QSB of HouseRaising, Inc. (the "Company") for the quarter ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christine M. Carriker, Senior Vice President and Chief Administrative Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) information contained in the Report fairly presents, in all material respects, the financial condition as of September 30, 2005 and results of operations for the quarter ended September 30, 2005 of the Company and its subsidiaries.

/s/ Christine M. Carriker
Christine M. Carriker
Senior Vice President and Chief Administrative Officer
(Principal Accounting Officer)

November 15, 2005

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Companle call volume.
8. Strategic advice and other customary IR services.